Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Progress Software Corporation:

(1)	Registration Statement (Form S-3 No. 333-133724) pertaining to the offer for sale of 460,011 shares of common stock

(2)	Registration Statement (Form S-8 No. 333-41393) pertaining to the 1997 Stock Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-41403) pertaining to the Reoffer Prospectus

(4)	Registration Statement (Form S-8 No. 333-80559) pertaining to the 1997 Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-80571) pertaining to 1991 Employee Stock Purchase Plan

(6)	Registration Statement (Form S-8 No. 333-98035) pertaining to the 2002 Nonqualified Stock Plan

(7)	Registration Statement (Form S-8 No. 333-101239) pertaining to the 2002 Nonqualified Stock Plan

(8)	Registration Statement (Form S-8 No. 333-122962) pertaining to the 1991 Employee Stock Purchase Plan, 1997 Stock Incentive Plan, 2004 Inducement Stock Plan

(9)	Registration Statement (Form S-8 No. 333-146233) as amended, pertaining to the 1991 Employee Stock Purchase Plan, 1997 Stock Incentive Plan, 2004 Inducement Stock Plan

(10)	Registration Statement (Form S-8 No. 033-50654) as amended, pertaining to the 1992 Incentive and Nonqualified Stock Option Plan

(11)	Registration Statement (Form S-8 No. 033-96320) as amended, pertaining to the 1994 Stock Option Plan

(12)	Registration Statement (Form S-8 No. 333-150555) pertaining to the 2008 Stock Option and Incentive Plan of our report dated September 10, 2014, with respect to the consolidated financial statements of Telerik AD included in this Current Report on Form 8-K/A.

/s/ Ernst & Young Audit OOD
Sofia, Bulgaria
February 13, 2015